PROSPECTUS AND			PRICING SUPPLEMENT NO. 14
PROSPECTUS SUPPLEMENT,		Effective at 8:45 AM ET
each dated July 13, 1995	October 13, 1995
CUSIP: 24422EGD5			Commission File No.: 33-60383
					Filed pursuant to Rule 424(b)(3)


		U.S. $848,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15, 							and at Maturity

PRINCIPAL AMOUNT:				$10,000,000

DATE OF ISSUE:				October 18, 1995

MATURITY DATE:				October 18, 2000

INTEREST RATE:				6.23% PER ANNUM

REDEMPTION PROVISIONS:			NONE






Salomon Brothers Inc
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